Exhibit 10.3

LTIP – FDA Approval Milestone Cash Award

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC

2018 INCENTIVE AWARD PLAN

PERFORMANCE CASH AWARD Grant Notice – FDA APPROVAL MILESTONE

Capitalized terms not specifically defined in this Performance Cash Award Grant Notice (the “Grant Notice”) have the meanings given to them in the 2018 Incentive Award Plan (as amended from time to time, the “Plan”) or the KPL-387 Long-Term Incentive Plan (as amended from time to time, the “LTIP”) of Kiniksa Pharmaceuticals International, plc (the “Company”).

The Company has granted to the participant listed below (“Participant”) the performance cash bonus award (the “Cash Award”) described in this Grant Notice, subject to the terms and conditions of the Plan, the LTIP and the Performance Cash Award Agreement attached as Exhibit A (the “Agreement”), all of which are incorporated into this Grant Notice by reference.

Participant:	[Participant Name]
Target Cash Award:	A portion of Participant’s actual base salary at the time the FDA Approval Milestone is achieved, with the actual amount to be determined in accordance with Section 5(b) of the LTIP.
Vesting Schedule:	Subject to the terms of the Agreement and the LTIP, the Cash Award shall be eligible to be earned upon achievement of the FDA Approval Milestone, based on the FDA Approval Achievement Percentage, subject to the Participant’s continued employment with the Company or a Subsidiary on the achievement date, if any, for the FDA Approval Milestone. The Cash Award shall vest, if at all, on the date the FDA Approval Milestone is achieved.

By Participant’s signature below, Participant agrees to be bound by the terms of this Grant Notice, the Plan, the LTIP and the Agreement. Participant has reviewed the Plan, the LTIP, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, the LTIP, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan, the LTIP, this Grant Notice or the Agreement.

KINIKSA PHARMACEUTICALS INTERNATIONAL, PLC		PARTICIPANT

By:	/s/ Sanj K. Patel
Name:	Sanj K. Patel	[Participant Name]
Title:	CEO and Chairman of the Board

Exhibit A

PERFORMANCE CASH AWARD AGREEMENT – FDA APPROVAL MILESTONE

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan or the LTIP.

Article I.
general

1.1            Cash Award. The Company has granted the Cash Award to Participant, which represents the right to receive an amount in cash pursuant to the terms of the LTIP and this Agreement. Participant will have no right to the payment of the Cash Award until the time (if ever) the Cash Award has been earned, and Participant acknowledges that the amount of the Cash Award will be paid and determined as set forth in the LTIP and this Agreement.

1.2            Incorporation of Terms of Plan and LTIP. The Cash Award is subject to the terms and conditions set forth in this Agreement, the Plan and the LTIP, which are incorporated herein by reference. In the event of any inconsistency between the Plan or the LTIP and this Agreement, the terms of the Plan and the LTIP will control.

1.3            Unsecured Promise. The Cash Award will at all times prior to payment represent an unsecured Company obligation payable only from the Company’s general assets.

Article II.
VESTING; forfeiture AND CHANGE IN CONTROL

2.1            Vesting; Forfeiture; Change in Control.

 (a)            The Cash Award will be earned and vested as set forth in the vesting schedule contained in the Grant Notice. In the event of Participant’s termination of employment with the Company or a Subsidiary for any reason, the Cash Award, to the extent unvested, will be treated as set forth in Section 5(d) of the LTIP.

 (b)            Notwithstanding the foregoing, in the event of a Change in Control, the Cash Award will be treated as set forth in Section 6 of the LTIP.

Article III.
TAXATION AND TAX WITHHOLDING

3.1            Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of the Cash Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2            Tax Withholding.

 (a)            Unless the Administrator otherwise determines, the Company will withhold from amounts otherwise payable under the Cash Award in cash an amount that the Company determines to be necessary to satisfy applicable tax withholding obligations arising as a result of such cash payment under the Cash Award.

 (b)            Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Cash Award, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Cash Award. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or payment of the Cash Award. The Company and the Subsidiaries do not commit and are under no obligation to structure the Cash Award to reduce or eliminate Participant’s tax liability.

Article IV.
other provisions

4.1            Adjustments. Participant acknowledges that the Cash Award is subject to adjustment, modification and termination in certain events as provided in this Agreement, the LTIP and the Plan.

4.2            Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.3            Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.4            Conformity to Applicable Laws. Participant acknowledges that the Plan, the LTIP, the Grant Notice and this Agreement are intended to conform to the extent necessary with all Applicable Laws and, to the extent Applicable Laws permit, will be deemed amended as necessary to conform to Applicable Laws.

4.5            Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in the Plan and the LTIP, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.6            Entire Agreement. The Plan, the LTIP, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.7            Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.8            Limitation on Participant’s Rights. Participation in the Plan and the LTIP confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable, subject to the LTIP, and may not be construed as creating a trust. Neither the Plan nor any underlying program, including the LTIP, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Cash Award, and rights no greater than the right to receive cash as a general unsecured creditor with respect to the Cash Award, as and when settled pursuant to the terms of this Agreement.

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4.9            Not a Contract of Employment. Nothing in the Plan, the LTIP, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.10          Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to Applicable Law, each of which will be deemed an original and all of which together will constitute one instrument.

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